UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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☒	CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2018

Commission File Number 001-35844
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Pinnacle Foods Inc.
(Exact name of registrant as specified in its charter)
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Delaware	35-2215019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Jefferson Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 541-6620
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Pinnacle Foods Inc. (the “Company”) is furnishing this current report to provide supplemental financial information related to the retrospective impact of presenting net periodic benefit cost in accordance with revised guidance issued by the Financial Accounting Standards Board (“FASB”).

As previously disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in March 2017, the FASB issued an Accounting Standards Update (“ASU”) to improve the presentation of net periodic pension and postretirement benefit costs. The standard requires employers to disaggregate the service cost component from the other components of net benefit cost and disclose the amount and location where the net benefit cost is recorded in the income statement or capitalized in assets. The standard is to be applied on a retrospective basis for the change in presentation in the income statement and prospectively for the change in presentation on the balance sheet. The ASU is effective for fiscal years beginning after December 15, 2017, with early adoption permitted. The Company adopted the standard on January 1, 2018.

As a result of this adoption, the Company reclassed net periodic pension benefit costs to a new line item, Non-operating income, located outside of operating income. Therefore, this change has resulted in revisions of our financial results for reported gross profit as well as the non-GAAP financial metric, Adjusted Gross Profit. The changes described above will have no impact on the Company's previously reported consolidated net sales, net earnings or earnings per share (“EPS”), nor on our non-GAAP financial results for Adjusted EPS, for any period. These changes also do not amend or modify any disclosure contained in, or reflect events occurring subsequent to the filing of, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. See the chart below and Exhibit 99.1 for the revised unaudited GAAP and non-GAAP financial information for all quarters of 2017 and for the years ended December 31, 2017 and December 25, 2016.

Pinnacle Foods Inc.
Revised Amounts Reflecting Reclassification of Benefit Plan Components
(in Millions)
(Unaudited)

	2016	2017	2017
	FY	FY	Q1	Q2	Q3	Q4
Revised (GAAP)
Gross Profit	916.3	866.1	210.6	163.9	218.8	272.9
Gross Profit Margin	29.3%	27.5%	27.5%	22.0%	29.2%	30.9%
Revised Adjusted (Non-GAAP)
Gross Profit	921.3	911.2	217.9	203.2	216.2	273.9
Gross Profit Margin	29.5%	29.0%	28.4%	27.3%	28.8%	31.0%

Non-GAAP Financial Measures

The Company uses Adjusted Gross Profit, a non-GAAP financial measure as defined by the Securities and Exchange Commission in its financial communications. This non-GAAP financial measure should not be considered as a supplement to the GAAP reported measure, should not be considered a replacement for, or superior to, the GAAP measure and may not be comparable to similarly named measures used by other companies.

Adjusted Gross Profit
The Company defines Adjusted Gross Profit as gross profit before accelerated depreciation related to restructuring activities, certain non-cash items, acquisition, merger and other restructuring charges and other adjustments. The Company believes that the presentation of Adjusted Gross Profit is useful to investors in the evaluation of the operating performance of companies in similar industries. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. In addition, Adjusted Gross Profit is one of the components used to evaluate the performance of Company’s management. Such targets include, but are not limited to, measurement of sales efficiency, productivity measures and recognition of acquisition synergies.

Financial Schedules Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our revised reported gross profit and associated non-GAAP financial measure after the accounting change for benefit plan components for all quarters of 2017 and for the years ended December 31, 2017 and December 25, 2016.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Financial Schedules - Unaudited GAAP and Non-GAAP Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PINNACLE FOODS INC.

By:	/s/ CRAIG STEENECK

Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer
Date:	May 3, 2018

Index to Exhibits

Exhibit Number	Description
99.1	Financial Schedules - Unaudited GAAP and Non-GAAP Financial Information